Exhibit 23.7

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use in Supplement No. 16 to the Registration Statement on Form S-11 (No. 333-133116) of our report dated November 23, 2007, relating to the financial statements of IPC US Real Estate Investment Trust for the years ended December 31, 2006, 2005 and 2004, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Independent Chartered Accountants
Licensed Public Accountants
Toronto, Canada
December 12, 2007